                                                                     EXHIBIT 5.1

                          Gibson, Dunn & Crutcher LLP
                                    Lawyers
                             333 South Grand Avenue
                           Los Angeles, CA 90071-3197
                                 (213) 229-7000
                           Facsimile: (213) 229-7520

                                   May 3, 2002



(213) 229-7000                                                   C 87007-01407

Standard Pacific Corp.
15326 Alton Parkway
Irvine, California  92618

         Re:   Standard Pacific Corp.

Dear Ladies and Gentlemen:

     We have acted as counsel for Standard Pacific Corp., a Delaware corporation (the "Company"), in connection with the underwritten public offering of up to 4,025,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the Registration Statement of the Company on Form S-3 (File No. 333-52732), as amended, and as supplemented by a preliminary prospectus supplement filed on April 26, 2002 and a prospectus supplement filed on May 3, 2002, each filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Registration Statement"), consisting of (a) up to 2,825,000 shares of Common Stock to be issued and sold by the Company (the "Company Shares"), and (b) up to 1,200,000 shares of Common Stock to be sold by the selling stockholders indicated in the prospectus supplement (the "Selling Stockholder Shares"). The Company Shares and the Selling Stockholder Shares are collectively referred to herein as the "Shares."

     For the purposes of the opinions set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Shares. We have also made such other factual and legal inquiries and examinations as we deemed necessary and appropriate under the circumstances. In arriving at the following opinions, we have relied, among other things, upon our examination of such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

     Based upon the foregoing examination and in reliance thereon, we are of the opinion that the Selling Stockholder Shares are, and the Company Shares, when issued and sold pursuant to the Registration Statement and in accordance with the terms of the underwriting agreement among the Company, the selling stockholders and the underwriters named therein, will be, validly issued, fully paid and nonassessable.

     We render no opinion herein as to matters involving the laws of any jurisdiction other than the United States of America and the General Corporation Law of the State of Delaware. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the foregoing opinion. This opinion is limited to the effect of the present state of the laws of the United States of America and, to the limited extent set forth above, the State of Delaware and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or in such facts.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the prospectus supplement that forms a part of the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission under the Securities Act.


                                               Very truly yours,

                                               /s/ Gibson, Dunn & Crutcher LLP

                                               GIBSON, DUNN & CRUTCHER LLP
GLS/AM

                                       2